                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 25, 2000



                              DELTA AIR LINES, INC.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                    1-5424                   58-0218548
--------------------------------------------------------------------------------
  (State or other jurisdiction      (Commission              (IRS Employer
       of incorporation)            File Number)           Identification No.)



        Hartsfield Atlanta International Airport, Atlanta, Georgia 30320
        ----------------------------------------------------------------
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (404) 715-2600
                                                           --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

RECENT FINANCIAL RESULTS

         Delta Air Lines, Inc. (Delta) is filing herewith as Exhibit 99.1 its unaudited Consolidated Statements of Income for the three months ended September 30, 2000 and 1999, which are incorporated herein by reference.

AIRPORT FACILITIES PROJECT AT JOHN F. KENNEDY INTERNATIONAL AIRPORT

         On October 18, 2000, Delta announced plans for a $1.6 billion terminal expansion and redevelopment project at New York's John F. Kennedy International Airport ("JFK"). The project involves three existing facilities at JFK:
Terminals 2 and 3, which Delta uses for both domestic and international operations under a long-term lease with the Port Authority of New York and New Jersey ("Port"); and Terminal 4, which a private company, JFK International Air Terminal LLC ("IAT"), leases from the Port and is expanding.

         Delta's expansion and redevelopment plans include entering into a lease and development agreement with IAT whereby IAT will further expand Terminal 4 and Delta will occupy over one-half of the expanded facility pursuant to a long-term lease. Upon completion of this part of the project, Delta plans to operate its international flights from Terminal 4. Delta also plans to expand Terminal 2, which will serve as Delta's domestic and regional jet facility; to build a connector between Terminal 4 and Terminal 2; and to demolish Terminal 3 to accommodate the expansion of Terminal 2 and to provide Delta with offgate aircraft parking. When completed, the combined facility will include up to 46 gates for Delta's use.

         This project is subject to a number of conditions, including (1) the execution of a definitive lease agreement and related documents between Delta and IAT for Delta's use of Terminal 4 facilities; (2) obtaining consents and various other agreements from third parties, including the Port and the City of New York; (3) obtaining certain environmental and other land use approvals; and
(4) the completion of a financing plan that is mutually acceptable to Delta and IAT. If all conditions are timely satisfied, construction is targeted to begin in June of 2001, and to be completed in 2004.

LABOR DEVELOPMENTS

         In October 2000, Delta's approximately 11,000 ramp and cargo employees rejected representation by the Transport Workers Union of America, with 19% of the employees voting for union representation.

         The National Mediation Board ("NMB") has authorized an election to determine whether to certify the International Association of Machinists and Aerospace Workers ("IAM") as the collective bargaining representative of the approximately 300 mechanics and related employees of Atlantic Southeast Airlines, Inc. ("ASA"). The NMB will mail ballots to covered employees on November 15, 2000, and plans to announce the results of the vote on December 15, 2000. For the IAM to be certified as the representative of these employees, more than 50% of the employees must vote for union representation.

         For additional information regarding collective bargaining matters at Delta, ASA and Comair, Inc., see "Collective Bargaining Matters" on pages 30-31 of Delta's 2000 Annual Report to Shareowners, and "Personnel" on page 7 of Delta's Annual Report on Form 10-K for the year ended June 30, 2000 ("2000 Form 10-K").

TRANSACTIONS WITH PRICELINE.COM INCORPORATED

         At September 30, 2000, Delta held a warrant which, subject to certain conditions, gives Delta the right to purchase up to 5.5 million shares of common stock of priceline.com ("priceline") for $56.625 per share. On November 2, 2000, Delta and priceline amended their warrant agreement (1) to reduce to 4.7 million the number of shares of priceline common stock covered by the warrant; (2) to reduce Delta's per share purchase price for those shares to $4.72; and (3) to provide that Delta may not sell or otherwise transfer more than 50% of the warrant or the underlying shares until November 2, 2001.

OTHER MATTERS

         On October 20, 2000, the Superior Court of Fulton County, Georgia approved the settlement of the ASA shareowner litigation described on pages 11-12 of Delta's 2000 Form 10-K. The time for appealing the Superior Court's order has not yet expired.

         On September 25, 2000, the Circuit Court of Boone County, Kentucky approved the settlement of the Comair shareowner litigation described on page 12 of the Delta's 2000 Form 10-K. The time for appealing the Circuit Court's order has now expired.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits. The Exhibit Index on page 5 is hereby incorporated by reference. Exhibit 25.1 is being filed as an Exhibit in connection with, and incorporated by reference into, Delta's Registration Statement on Form S-3 (Registration No. 333-30974). The Registration Statement and the Preliminary Prospectus Supplement, dated November 2, 2000, to the Prospectus dated February 23, 2000, related to the offering by Delta of Pass Through Certificates, Series 2000-1.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              DELTA AIR LINES, INC.


                          BY:    /s/ Edward H. Bastian
                              ----------------------------------------------
                              Edward H. Bastian
                              Senior Vice President - Finance and Controller



Date:  November 7, 2000

                                  EXHIBIT INDEX

Exhibit No.  Description
-----------  -----------
4.1          First Amendment dated as of October 27, 2000 to Credit Agreement dated as of May 2, 1997, by and among Delta, Certain Banks and Bank of America, N.A., successor to NationsBank, N.A. (South), as Agent
             Bank.

4.2 First Amendment dated as of October 27, 2000 to Credit Agreement dated as of March 22, 1999, among Delta, Certain Banks, Citibank,
             N.A., as Syndication Agent, and The Chase Manhattan Bank, as
             Administrative Agent.

25.1         Form T-1 Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of State Street Bank and Trust Company of
             Connecticut, National Association, as Pass Through Trustee for the
             Pass Through Certificates, Series 2000-1.

99.1 Delta's unaudited consolidated statements of income for the three month periods ended September 30, 2000 and 1999.